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                                                                     EXHIBIT 1.1

                                     Shares

                                COX RADIO, INC.

                              Class A Common Stock

                          U.S. UNDERWRITING AGREEMENT



_____ __, 1996

LEHMAN BROTHERS INC.
ALLEN & COMPANY INCORPORATED
CS FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several
 U.S. Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                 Cox Radio, Inc., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Cox Broadcasting Inc. ("Cox Broadcasting"), which is in turn an indirect wholly-owned subsidiary of Cox Enterprises, Inc. ("CEI" or the "Principal Stockholder"), proposes to sell _________ shares (the "Firm Stock") of the Company's Class A Common Stock, par value $1.00 per share (the "Common Stock"). In addition, the Company proposes to grant to the U.S. Underwriters named in Schedule 1 hereto (the "U.S. Underwriters") an option to purchase up to an additional _______ shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock". This is to confirm the agreement concerning the purchase of the Stock from the Company by the U.S. Underwriters named in Schedule 1 hereto (the "U.S. Underwriters").

                 It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of __________ shares of Common Stock (including the over-allotment option thereunder) (the "International Stock") through

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arrangements with certain underwriters outside the United States (the
"International Managers"), for whom Lehman Brothers International (Europe), Allen & Company Incorporated, CS First Boston Limited and Morgan Stanley & Co. International Limited are acting as lead managers. The U.S. Underwriters and the International Managers simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates.

                 It is also understood that prior to the offering and sale of shares of Common Stock (the "Offering") contemplated by the foregoing, subsidiaries of CEI will transfer the capital stock or assets of all of their U.S. radio broadcasting operations to the Company (the "Consolidation").

                 Two forms of prospectus are to be used in connection with the Offering, one relating to the Stock and the other relating to the International Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 2, 3, 4, 9, and 10 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof. As used in this Agreement, the term "Underwriter" includes U.S. Underwriters and International Managers.

                 1. As used in this Section 1, the "Company" and "its subsidiaries" refers to the Company and its subsidiaries following the consummation of the Consolidation.

                 (A) Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                 (a) A registration statement on Form S-1 (File No. 333-08737) with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the
         "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement (and any amendments thereto) have been delivered by the Company to you as the
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         representatives (the "Representatives") of the U.S. Underwriters. As
         used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
         Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph
         (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                 (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                 (c) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated or formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties

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         and to conduct the businesses in which they are engaged, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

                 (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                 (e) The shares of the Stock to be issued and sold by the Company to the U.S. Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock conforms to the description thereof contained in the Prospectus.

                 (f) This Agreement has been duly authorized, executed and delivered by the Company.

                 (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the
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         Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934 ("Exchange Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, or the International Underwriting Agreement, by the Company and the consummation of the transactions contemplated hereby and thereby.

                 (h) The execution, delivery and performance of the Agreement and Plan of Merger dated July 1, 1996 (the "Merger Agreement") by and among the Company, NewCity Communications, Inc. ("NewCity") and certain stockholders of NewCity by the Company did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, except as set forth in the Prospectus, the performance by the Company of its obligations under the Merger Agreement will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (i) The Merger Agreement has been duly authorized and executed by the Company and, assuming due authorization and execution by each of the other parties thereto, is a valid, binding agreement of the Company enforceable against the Company in accordance to its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

                 (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the
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         Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                 (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries.

                 (l) The financial statements filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                 (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                 (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective
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         properties and as is customary for companies engaged in similar businesses in similar industries.

                 (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

                 (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, other than as set forth in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened in writing by others.

                 (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                 (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
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                 (s) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in each case above as would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (t) Each of the radio stations owned or operated, or to which sales and marketing services are provided, by the Company and its subsidiaries is validly licensed by the Federal Communications Commission (the "FCC") and, except as set forth on Schedule 1(t) hereto, no administrative or judicial proceedings are pending or, to the knowledge of the Company or its subsidiaries, threatened by or pending before the FCC with respect to such licenses; the Company and its subsidiaries possess adequate certificates, authorizations or permits which are in full force and effect issued by other appropriate governmental agencies or bodies necessary to the ownership of their respective properties and the conduct of the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and its subsidiaries are in compliance in all material respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC.

                 (u) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and
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         remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                 (v) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                 (B) Representation and Warranty of the Principal Stockholder. The Principal Stockholder represents, warrants and agrees that:

                 (a) To the best knowledge of the Principal Stockholder, the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

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                 2. Purchase of the Stock by the U.S. Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell _______ shares of the Firm Stock to the several U.S. Underwriters and each of the U.S. Underwriters, severally and not jointly, agrees to purchase the number of shares of Firm Stock set forth opposite that U.S. Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the U.S. Underwriters with respect to the Firm Stock shall be rounded among the U.S. Underwriters to avoid fractional shares, as the Representatives may determine.

                 In addition, the Company grants to the U.S. Underwriters an option to purchase up to _______ shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such U.S. Underwriters in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

                 The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

                 3. Offering of Stock by the U.S. Underwriters.

                 Upon authorization by the Representatives of the release of the Firm Stock, the several U.S. Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                 It is understood that _______ shares of the Firm Stock will initially be reserved by the several U.S. Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with
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timely directions received by the Representatives from the Company; provided, that under no circumstances will the Representatives or any U.S. Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company and its subsidiaries. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

                 Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States and Canada.

                 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date". On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each U.S. Underwriter against payment to the Company of the purchase price in Federal or other funds immediately available in New York City. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                 At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall

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have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

                 Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock being purchased by the U.S. Underwriters to the Representatives for the account of each U.S. Underwriter against payment to the Company of the purchase price in Federal or other funds immediately available in New York City. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

                 5. Further Agreements of the Company. The Company agrees:

                 (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or

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         sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                 (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                 (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each U.S. Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                 (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                 (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                 (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                 (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                 (h) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or disclosed in the Prospectus, or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof or disclosed in the Prospectus), without the prior written consent of Lehman Brothers Inc.; and to cause the Principal Stockholder, certain officers and each director of the Company to furnish to the Representatives, prior to the First

         Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. The Company and the Principal Stockholder shall not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock;

                 (j) Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                 (k) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each report on Form SR filed by it with the Commission;

                 (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

                 (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S.

Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 6 and in Section 11, the U.S. Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the U.S. Underwriters.

                 7. Conditions of U.S. Underwriters' Obligations. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Principal Stockholder contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                 (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                 (b) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cravath, Swaine & Moore, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the International

         Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 (d) The Consolidation shall have been duly consummated and the Company shall have furnished to Cravath, Swaine & Moore, counsel for the Underwriters, all documents and information in connection therewith that such counsel may reasonably request.

                 (e) Dow, Lohnes & Albertson shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                          (i) The Company and each of its subsidiaries have been
                 duly incorporated or formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, other than jurisdictions in which the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (ii) The Company has an authorized capitalization as
                 set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                          (iii) There are no preemptive or other rights to
                 subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                          (iv) To the best of such counsel's knowledge and
                 other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                          (v) The Registration Statement was declared effective
                 under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                          (vi) The Registration Statement and the Prospectus
                 and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                          (vii) The statements contained (1) in the Prospectus
                 under the captions "Business - Federal Regulation of Radio Broadcasting," "The NewCity Acquisition," "Management - Cox Enterprises, Inc. Unit Appreciation Plan," "Management - Long Term Incentive Plan," "Management - Employee Stock Purchase Plan," "Management - Retirement Plans," "Management - Compensation of Directors," "Certain Relationships and Related Transactions," Description of Capital Stock," "Description of Indebtedness," "Shares Eligible for

                 Future Sale," "Underwriting," and "Certain United States Tax Consequences to Non-United States Holders of Class A Common Stock" and (2) in the Registration Statement in Items 14 and 15, in each case, insofar as they describe legal matters, documents or proceedings, constitute fair summaries thereof;

                          (viii) To the best of such counsel's knowledge, there
                 are no material contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                          (ix) Each of this Agreement and the International
                 Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Principal Stockholder;

                          (x) The Merger Agreement has been duly authorized and
                 executed by the Company and, assuming due authorization and execution by each of the other parties thereto, is a valid, binding agreement of the Company enforceable against the Company in accordance to its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

                          (xi) The issue and sale of the shares of Stock being
                 delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the International Underwriting Agreement by the Company;

                          (xii) The execution, delivery and performance of the
                 Merger Agreement by the Company and the consummation of the transactions contemplated thereby did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and, except as set forth in the Prospectus, the performance by the Company of its obligations under the Merger Agreement will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or, to such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

                          (xiii) There are no contracts, agreements or
                 understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

                          (xiv) Each of the radio stations owned, operated,
                 programmed or marketed by the Company and its subsidiaries is validly licensed by the FCC and, except as set forth on
                 Schedule 1(t) hereto, no administrative or judicial proceedings are pending or, to the knowledge of such counsel, threatened by or pending before the FCC with respect to such licenses; the Company and its subsidiaries possess adequate certificates, authorizations or permits which are in full force and effect issued by other appropriate governmental agencies or bodies necessary to the ownership of their respective properties and the conduct of the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the District of Columbia and the General Corporation Law of the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis (although the Company is also represented by its General Counsel) and has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements made in the Prospectus, the Registration Statement, or the financial statements and schedules thereto, except for the statements made in the Prospectus or the Registration Statement in the Items or under the captions referred to in paragraph (vii) of this Section 7(e) insofar as such statements describe legal matters, documents or proceedings.

                 (f) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 (g) The Representatives shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP:

                          (i) At the time of execution of this Agreement, a
                 letter, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings; and

                          (ii) With respect to the letters of Deloitte & Touche
                 LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (each an "initial letter"), the Company shall have furnished to the Representatives a letter ("bring-down letter") of each such accountant, addressed to the U.S. Underwriters and dated such Delivery Date (i) confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in its respective initial letter.

                 (h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its President and a Vice President or its chief financial officer stating that:

                          (i) The representations, warranties and agreements of
                 the Company in Section 1(A) are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled; and

                          (ii) They have carefully examined the Registration
                 Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                 (i) (i) Neither the Company, CEI or NewCity nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company, CEI or NewCity or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, CEI or NewCity and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, or
         (iii) since the date of the Prospectus, with respect to the pending acquisition of NewCity by the Company pursuant to the Merger Agreement, there shall not have been any adverse development the effect of which, in any such case described in clause (i), (ii) or
         (iii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                 (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several U.S. Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                 (k) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                 (l) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                 8. Indemnification and Contribution.

                 (a) The Company shall indemnify and hold harmless each U.S. Underwriter, its officers and employees and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that U.S. Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act or any alleged act or failure to act by any U.S. Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such U.S. Underwriter through its gross negligence or willful misconduct), and shall reimburse each U.S. Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that U.S. Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein; and, provided further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any U.S. Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that U.S. Underwriter if that U.S. Underwriter failed to send or give a copy of the

Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(b) herein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any U.S. Underwriter or to any officer, employee or controlling person of that U.S. Underwriter.

                 (b) To the extent that any U.S. Underwriter or any person who controls any U.S. Underwriter within the meaning of Section 15 of the Securities Act is unable to obtain from the Company the indemnification provided in subsection (a) of this Section 8 within 30 business days after written demand upon the Company, the Principal Stockholder agrees to indemnify and hold harmless each U.S. Underwriter and each such control person against any loss, claim, damage, liability, action or expense described in the indemnity contained in subsection (a) of this Section to the same extent as if the Principal Stockholder were the Company; provided, however, that the Principal Stockholder's obligations under this subsection (b) shall not exceed [$107.3 million] less the amount of indemnity actually provided by the Principal Stockholder to the International Managers under Section 8(b) of the International Underwriting Agreement.

                 (c) Each U.S. Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Principal Stockholder, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of that U.S. Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any U.S. Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                 (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other U.S. Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the U.S. Underwriters against the Company or the Principal Stockholder under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those U.S. Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such single separate counsel shall be paid by the Company or the Principal Stockholder, as the case may be. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Principal Stockholder, on the one hand, and the U.S. Underwriters, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Principal Stockholder, on the one hand, and the U.S. Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholder on the one hand and the U.S. Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Principal Stockholder, on the one hand or the U.S. Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Principal Stockholder and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that, upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise.

                 (f) The U.S. Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the U.S. Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such U.S. Underwriters furnished in writing to the Company by or on behalf of the U.S. Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                 9. Defaulting U.S. Underwriters.

                 If, on either Delivery Date, any U.S. Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting U.S. Underwriters shall be obligated to purchase the Stock which the defaulting U.S. Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting U.S. Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting U.S. Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting U.S. Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting U.S. Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting U.S. Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining U.S. Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the U.S. Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting U.S. Underwriter agreed but failed to purchase.

                 Nothing contained herein shall relieve a defaulting U. S. Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing U.S. Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                 10. Termination. The obligations of the U.S. Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j) shall have occurred or if the U.S. Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                 11. Reimbursement of U.S. Underwriters' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the U.S. Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the U.S. Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the U.S. Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative(s). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more U.S. Underwriters, the Company shall not be obligated to reimburse any defaulting U.S. Underwriter on account of those expenses.

                 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                 (a) if to the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                 (b) if to the Company or the Principal Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
         Attention: Maritza C. Pichon (Fax: 404-843-5780 );

provided, however, that any notice to an U.S. Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S. Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

                 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Principal Stockholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that

(A) the representations, warranties, indemnities and agreements of the Company and the Principal Stockholder contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control any U.S. Underwriter within the meaning of Section 15 of the Securities Act and for the benefit of each International Manager (and officers, employees and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the U.S. Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Principal Stockholder and the U.S. Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                 Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                 If the foregoing correctly sets forth the agreement between the Company and the U.S. Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                          Very truly yours,

                                          COX RADIO, INC.

                                          By
                                             ---------------------------------
                                          Name:
                                          Title:


                                          COX ENTERPRISES, INC.

                                          By
                                             --------------------------------

                                          Name:
                                          Title:

Accepted:

LEHMAN BROTHERS INC.
ALLEN & COMPANY INCORPORATED
CS FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INC.


For themselves and as Representatives
of the several U.S. Underwriters named
in Schedule 1 hereto

         By LEHMAN BROTHERS INC.

         By
           ----------------------------
           Authorized Representative

                                   SCHEDULE 1


 U.S. Underwriters                                      Number of Shares
 -----------------                                      ----------------
 Lehman Brothers Inc . . . . . . . . . . . . . . .
 Allen & Company Incorporated. . . . . . . . . . .
 CS First Boston Corporation   . . . . . . . . . .
 Morgan Stanley & Co. Incorporated.  . . . . . . .
  [more to come]
                                                       -----------------
                      Total  . . . . . . . . . . .
                                                       =================

                                 SCHEDULE 1(t)

                     Pending or Threatened FCC Proceedings

         1. In March 1996, a complaint was filed with the FCC against WCKG(FM) alleging a violation of the FCC's rules on indecent programming relating to a broadcast of the Howard Stern show. This complaint remains pending before the FCC's Mass Media Bureau.

         2. Two programming related objections have been filed by individuals with respect to the grant of the WIOD(AM) license renewal application, granted by the FCC in June 1996.

         3. On June 14, 1996, the United States Court of Appeals for the D.C. Circuit (the "Court") denied the appeal filed by WSB, Inc., an affiliate of Cox Radio, Inc., for reversal of an FCC decision dismissing WSB, Inc.'s application to acquire WJZF(FM) and reversing an FCC staff decision granting the application of NewCity Communications of Massachusetts, Inc. to make a minor change to WJZF's facilities. WSB, Inc. has petitioned for rehearing of the Court's decision.

         4. In January 1994, a complaint was filed with the FCC against WSB(AM) alleging a violation of the FCC's rules on indecent programming relating to a broadcast of the Neal Boortz show. This complaint remains pending before the FCC's Mass Media Bureau.